AS FILED WITH THE SECURITIES AND EXCHANGE Commission ON MAY 3, 2004

                                                     REGISTRATION NO. 333-114955
 ===============================================================================

                       SECURITIES AND EXCHANGE Commission
                             WASHINGTON, D.C. 20549
                                 _______________

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              RIVIERA TOOL COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            MICHIGAN                                      38-2828870
--------------------------------           -------------------------------------
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                                 _______________

                            5460 EXECUTIVE PARKWAY SE
                          GRAND RAPIDS, MICHIGAN 49512
                                 (616) 698-2100
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 _______________

                                 PETER C. CANEPA
                             CHIEF FINANCIAL OFFICER
                            5460  EXECUTIVE PARKWAY SE
                          GRAND RAPIDS, MICHIGAN 49512
                           (616) 698-2100 (Telephone)
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 _______________

                                   COPIES TO:
                               ALAN I. ANNEX, ESQ.
                               NITIN KHAKEE, ESQ.
                             GREENBERG TRAURIG, LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                           (212) 801-9200 (Telephone)
                            (212) 801-6400 (Telecopy)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                 _______________

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                          PROPOSED MAXIMUM         PROPOSED MAXIMUM        AGGREGATE
              TITLE OF SHARES                 AMOUNT TO             AGGREGATE PRICE        OFFERING            AMOUNT OF
             TO BE REGISTERED             BE REGISTERED (6)        PER SECURITY (5)        PRICE (5)       REGISTRATION FEE
             ----------------             -----------------        ----------------        ---------       ----------------

      Common Stock,
      no par value                            394,737(1)                $3.92           $1,547,369.00          $196.05

      Common Stock,                           263,158(2)                $3.92           $1,031,579.30          $130.70
      no par value

      Common Stock,                           167,896(3)                $3.92             $658,152.32           $83.39
      no par value

      Common Stock,                           167,896(4)                $3.92             $658,152.32           $83.39
      no par value


      Total........................           993,687                                   $3,895,252.90          $493.53(7)
                                              =======                                   =============          ==========

(1) Registrant is registering for resale a total of 394,737 shares of its common stock issued and sold in its private placement which was completed on March 16, 2004 at a purchase price of $3.80 per share.

(2) The number of shares being registered represent the maximum number of shares to be issued in connection with the exercise of outstanding warrants issued in Registrant's private placement of shares of its common stock which was completed on March 16, 2004 and having an exercise price of $3.80 per share.

(3) The number of shares being registered represent the maximum number of shares to be issued in connection with the exercise of outstanding warrants issued in Registrant's private placement of shares of its common stock which was completed on March 16, 2004 and having an exercise price of $5.07 per share.

(4) The number of shares being registered represent the maximum number of shares to be issued in connection with the exercise of outstanding warrants issued in Registrant's private placement of shares of its common stock which was completed on March 16, 2004 and having an exercise price of $5.53 per share.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the common stock on the American Stock Exchange on April 26, 2004.

(6) Pursuant to Rule 416 of the General Rules and Regulations under the Securities Act of 1933, this registration statement also registers a currently indeterminate number of additional shares of our common stock that may be issued upon the occurrence of dilutive events. The Company has made a good faith effort to estimate the actual number of shares issuable.

(7) Registrant paid a filing fee of $493.53 upon initial filing of this registration statement

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE

REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

                    SUBJECT TO COMPLETION, DATED MAY 3, 2004

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE Commission. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION
                                DATED MAY 3, 2004

                                   PROSPECTUS

                              RIVIERA TOOL COMPANY

                         993,687 SHARES OF COMMON STOCK

                                 (NO PAR VALUE)
                                 _______________

     This prospectus relates to the resale by selling securityholders of an aggregate of 993,687 shares of our common stock consisting of:

     o 394,737 shares of our common stock sold by us to the selling securityholders in private placement transactions, and

     o 598,950 shares of our common stock issuable by us to the selling securityholders upon exercise by them of the issued and outstanding warrants.

     The methods of sale of the common stock offered hereby are described under the heading "Plan of Distribution" on page 12. Except with respect to the exercise of the outstanding warrants during the exercise period, we will receive none of the proceeds from the sale of any of the common stock to which this prospectus relates. See "Use of Proceeds and Expenses of the Offering" on page
8. Except for brokerage expenses, fees, discounts and commissions, which will all be paid by the selling securityholders, we will pay all expenses incurred in connection with the offering described in this prospectus.

     The prices at which the selling securityholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling securityholders. See "Plan of Distribution" on page 12.

     Our common stock is listed on the American Stock Exchange (Symbol: RTC). On April 30, 2004, the closing price of the shares was $3.75 per share. See "Market Prices of Riviera Tool Common Stock" on page 8.

     THE SHARES OF OUR COMMON STOCK OFFERED OR SOLD UNDER THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                                _______________

     NEITHER THE SECURITIES AND EXCHANGE Commission NOR ANY STATE SECURITIES Commission HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

                          PROSPECTUS DATED MAY __, 2004

                                TABLE OF CONTENTS


THE OFFERING...................................................................3
WHERE YOU CAN FIND MORE INFORMATION............................................3
FORWARD-LOOKING INFORMATION....................................................5
THE COMPANY....................................................................5
RISK FACTORS...................................................................5
RECENTLY ISSUED SECURITIES.....................................................7
MARKET PRICES OF RIVIERA TOOL COMMON STOCK.....................................8
USE OF PROCEEDS AND EXPENSES OF THE OFFERING...................................9
SELLING SECURITYHOLDERS........................................................9
DESCRIPTION OF RIVIERA TOOL COMMON STOCK......................................10
PLAN OF DISTRIBUTION..........................................................12


     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS THAT DIFFER FROM WHAT IS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR SEEK OFFERS TO BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                                  THE OFFERING

     The registration statement of which this prospectus is a part, relates to the resale of shares of our common stock issued and issuable to Iroquois Capital, LP, the resale of shares of our common stock issuable to Bluegrass Growth Fund LP, the resale of shares of our common stock issuable to Capital Ventures International, the resale of shares of our common stock issuable to Vertical Ventures, LLC, and the resale of shares of our common stock issued to Granite Financial Group, Inc. (collectively, the "Selling Securityholders"). Specifically, the shares of our common stock included in this offering consist of:

     o 394,737 shares of our common stock previously issued to and purchased pursuant to a securities purchase agreement between us and the Selling Securityholders on March 16, 2004, consisting of:
          o 52,632 shares of our common stock issued to and purchased by Iroquois Capital;
          o 131,579 shares of our common stock issued to and purchased by Bluegrass;
          o 131,579 shares of our common stock issued to and purchased by Capital Ventures; and
          o 78,947 shares of our common stock issued to and purchased by Vertical Ventures.

     o 263,158 shares of our common stock issuable upon exercise of a warrant, exercisable at $3.80 per share (the "$3.80 Warrants"), issued to the Selling Securityholders as follows:
          o 35,088 shares of our common stock issuable upon exercise of the $3.80 Warrants by Iroquois Capital;
          o 87,719 shares of our common stock issuable upon exercise of the $3.80 Warrants by Bluegrass;
          o 87,719 shares of our common stock issuable upon exercise of the $3.80 Warrants by Capital Ventures; and
          o 52,632 shares of our common stock issuable upon exercise of the $3.80 Warrants by Vertical Ventures.

     o 167,896 shares of our common stock issuable upon exercise of a warrant, exercisable at $5.07 per share (the "$5.07 Warrants"), issued to the Selling Securityholders as follows:
          o 21,053 shares of our common stock issuable upon exercise of the $5.07 Warrants by Iroquois Capital;
          o 52,632 shares of our common stock issuable upon exercise of the $5.07 Warrants by Bluegrass;
          o 52,632 shares of our common stock issuable upon exercise of the $5.07 Warrants by Capital Ventures;
          o 31,579 shares of our common stock issuable upon exercise of the $5.07 Warrants by Vertical Ventures; and
          o 10,000 shares of our common stock issuable upon exercise of the $5.07 Warrants by Granite Financial.

     o 167,896 shares of our common stock issuable upon exercise of a warrant, exercisable at $5.53 per share (the "$5.53 Warrants"), issued to the Selling Securityholders as follows:
          o 21,053 shares of our common stock issuable upon exercise of the $5.53 Warrants by Iroquois Capital;
          o 52,632 shares of our common stock issuable upon exercise of the $5.53 Warrants by Bluegrass;
          o 52,632 shares of our common stock issuable upon exercise of the $5.53 Warrants by Capital Ventures;
          o 31,579 shares of our common stock issuable upon exercise of the $5.53 Warrants by Vertical Ventures; and
          o 10,000 shares of our common stock issuable upon exercise of the $5.53 Warrants by Granite Financial.

     Had the Selling Securityholders exercised their warrants on May 3, 2004, they would have received 598,950 shares of our common stock, and been able to offer for resale a total of 993,687 shares of our common stock (including the 394,737 of our common stock currently held by the Selling Securityholders). Under the terms of our securities purchase agreement with the Selling Securityholders, the number of shares to be obtained by each respective Selling Securityholder upon exercise of warrants held by such Selling Securityholder cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by such Selling Securityholder, would result in such Selling Securityholder owning more than 4.99% of our outstanding common stock at any given point of time. See "Recently Issued Securities" on page 7.

     None of the Selling Securityholders are officers, directors or affiliates of us, and none of our officers or directors are related to, or has any business relationship with, any Selling Securityholder.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby on Form S-3. This prospectus is a part of that registration statement. The rules and regulations of the Commission allow us to omit some information included in the registration statement from this document.

     In addition, we file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following location of the Commission:

                            Public Reference Section
                                   Room 1024
                             450 Fifth Street, N.W.
                                Judiciary Plaza
                             Washington D.C. 20549

     The Commission maintains an Internet World Wide Web site
(http://www.SEC.gov) that contains our reports, proxy statements and other information about us and other companies who file electronically with the Commission.

           Our common stock is traded on the American Stock Exchange.

     The Commission allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

     This document incorporates by reference the documents listed below that we have previously filed with the Commission. They contain important information about us and our financial condition. Some of these filings have been amended by later filings, which are also listed.


          COMMISSION FILINGS                        DESCRIPTION OR PERIOD/AS OF
      ---------------------------          -------------------------------------------------
       Annual Report on Form 10-K          Fiscal Year ended August 31, 2003 (filed with the
                                           Commission on December 31, 2003)

       Quarterly Report on Form 10-Q       Period ended November 30, 2003 (filed with the
                                           Commission on January 14, 2004)

       Quarterly Report on Form 10-Q       Period ended February 29, 2004 (filed with the
                                           Commission on April 14, 2004)

       Current Report on Form 8-K          Dated January 20, 2004 relating to appointment of
                                           Director (filed with the Commission on January 23,
                                           2004)

       Current Report on Form 8-K          Dated March 16, 2004 relating to private equity
                                           financing (filed with the Commission on March 24, 2004)

     All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements, prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

     You can obtain any of the documents incorporated by reference into this document from us, or from the Commission through the Commission's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document.

     You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following addresses:

                              Riviera Tool Company
                            5460 Executive Parkway SE
                          Grand Rapids, Michigan 49512
                           Attention: Peter C. Canepa
                                 (616) 698-2100

     If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     We have not authorized anyone to give any information or make any representation about us that differs from, or adds to, the information in this document or in our documents that are publicly filed with the Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

     The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING INFORMATION

     Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our respective businesses or state other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "plan," "intend," "should," "seek," "will," and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management. However, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:

     o  our success or failure to implement our business strategies; and
     o  other factors discussed under the heading "Risk Factors;" and
     o  elsewhere in this prospectus.

     We assume no obligation to update any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise. For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors" on page 5. You should carefully consider the information set forth under the caption "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

                                  THE COMPANY

     Riviera Tool Company is a designer and manufacturer of large scale, complex stamping die systems used to form sheet metal parts. Most of the stamping die systems sold by us are used in the production of automobile and truck body parts such as roofs, hoods, fenders, doors, door frames, structural components and bumpers. We were originally incorporated in 1967, and were incorporated in its present form in 1988, under the laws of the State of Michigan.

     We maintain our executive offices at 5460 Executive Parkway, SE, Grand Rapids, Michigan 49512. Our telephone number is (616) 698-2100.

                                  RISK FACTORS

     You should carefully consider the risks described below before deciding whether to invest in shares of our common stock. Any investment in our common stock involves a high degree of risk. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us may also impair our operations and business.

     If we do not successfully address any of the risks described below, there could be a material adverse effect on our financial condition, operating results and business, and the trading price of our common stock may decline and you may lose all or part of your investment. We cannot assure you that we will successfully address these risks.

SHAREHOLDERS MAY SUFFER DILUTION FROM THIS OFFERING AND FROM THE EXERCISE OF EXISTING OPTIONS AND WARRANTS; THE TERMS UPON WHICH WE WILL BE ABLE TO OBTAIN ADDITIONAL EQUITY CAPITAL COULD BE ADVERSELY AFFECTED.

     Our common stock may become diluted if warrants and options to purchase our common stock are exercised. The number of shares of our common stock that can be purchased upon exercise of the warrants is 598,950. Under the terms of our securities purchase agreement with the Selling Securityholders, the number of shares to be obtained upon exercise of warrants held by the

Selling Securityholders cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each respective Selling Securityholder, would result in such Selling Securityholder owning more than 4.99% of our outstanding common stock at any given point of time. See "Recently Issued Securities" on page 7 for a more complete description of our agreements with the Selling Securityholders.

     These shares, as well as the eligibility for additional restricted shares to be sold in the future, either pursuant to future registrations under the Securities Act, or an exemption such as Rule 144 under the Securities Act, may have a dilutive effect on the market for the price of our common stock. The terms upon which we will be able to obtain additional equity capital could also be adversely affected. In addition, the sale of common stock offered by this prospectus, or merely the possibility that these sales could occur, could have an adverse effect on the market price of our common stock.

THE INABILITY TO OBTAIN NECESSARY ADDITIONAL CAPITAL IN THE FUTURE ON ACCEPTABLE TERMS COULD DELAY US FROM EXECUTING OUR BUSINESS PLAN OR PREVENT US FROM DOING SO ENTIRELY.

     We expect to need additional capital in the future to fund our operations, finance investments in equipment and corporate infrastructure, expand our domestic and global sub-supplier network, increase the range of services we offer and respond to competitive pressures and perceived opportunities. Cash flow from operations, and cash on hand may not be sufficient to cover our operating expenses and capital investment needs. We cannot assure you that additional financing will be available on terms acceptable to us, if at all. A failure to obtain additional funding could prevent us from making expenditures that are needed to allow us to grow or maintain our operations. Increases in business can temporarily reduce our working capital due to cash flow lags.

     If we raise additional funds by selling equity securities, the relative equity ownership of our existing investors could be diluted or the new investors could obtain terms more favorable than previous investors. If we raise additional funds through debt financing, we could incur significant borrowing costs. The failure to obtain additional financing when required could result in us being unable to grow as required to maintain profitable operations.

OUR REVENUE WOULD DECLINE SIGNIFICANTLY IF WE LOSE ONE OR MORE OF OUR MOST SIGNIFICANT CUSTOMERS WHICH COULD HAVE A SIGNIFICANT ADVERSE IMPACT ON US.

     A significant portion of our revenues are concentrated among a few large customers. For the year ended August 31, 2003, our largest customer represented approximately $19.2 million or 56% of total revenue, while the next three largest customers represented approximately $2.5 million or 7% of total revenue. Our three largest customers represented 63% and 75% of total revenue for each of the fiscal years ended 2003 and 2002, respectively. For the quarterly periods ended February 29, 2004 and 2003, our three largest customers represented approximately 92% and 70%, respectively, of total revenues. The loss of any of the foregoing customers could have a significant adverse impact on us.

OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED AS A RESULT OF GENERAL ECONOMIC AND MARKET CONDITIONS.

     We are subject to the effects of general global economic and market conditions. If economic and market conditions deteriorate, our business, results of operations or financial condition could be materially adversely affected.

WE DEPEND ON OUR SENIOR MANAGEMENT, THE LOSS OF WHOM WOULD HAVE AN ADVERSE EFFECT ON US.

     We presently are dependent upon the executive abilities of our President and Chief Executive Officer, Kenneth K. Rieth, our Chief Financial Officer, Peter C. Canepa, and our other executive officers. Our business and operations to date chiefly have been implemented under the direction of these individuals, who presently are, and in the future will be, responsible for the implementation of our anticipated plans and programs. The loss or unavailability of the services of one or more of our principal executives would have an adverse effect on us. Given our present financial condition, we may encounter difficulty in our ability to recruit and ultimately hire any replacement or additional executive officers having similar background, experience and qualifications as those of our current executive officers.

OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED AS A RESULT OF WAR OR ACTS OF TERRORISM.

     Terrorist acts or acts of war may cause damage or disruption to our employees, facilities, customers and partners, which could have a material adverse effect on our business, results of operations or financial condition. Such conflicts may also cause damage or disruption to transportation and communication systems and to our ability to manage logistics in such an environment, including receipt of materials and distribution of products.

OUR STOCK PRICE IS VOLATILE.

     Our stock price, like that of other small cap companies, is subject to significant volatility because of factors such as quarterly variations in our operating results, changes in revenue or earnings estimates by the investment community and speculation in the press or investment community. In addition, our stock price is affected by unfavorable global economic and market conditions. If such conditions deteriorate, our stock price could decline.

THERE IS NO ASSURANCE THAT WE WILL REMAIN LISTED ON AN ACTIVE TRADING MARKET.

     Although our common stock is quoted on the American Stock Exchange, there can be no assurance that we will, in the future, be able to meet all the requirements for continued quotation thereon. In the absence of an active trading market or if our common stock cannot be traded on the American Stock Exchange, our common stock could instead be traded on the Electronic Bulletin Board or in the Pink Sheets. In such event, the liquidity and stock price in the secondary market may be adversely affected. In addition, in the event our common stock was delisted, broker-dealers have certain regulatory burdens imposed upon them which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock.


                           RECENTLY ISSUED SECURITIES

     The prices at which we sold our common stock in the transactions discussed below and the exercise prices for the warrants issued by us, were each a function of the market price for our common stock at or about the time each transaction was consummated and arms length negotiations with the respective purchaser or warrant holder, as the case may be. This principally accounts for the price variations in each applicable transaction.

     On March 16, 2004, we entered into a securities purchase agreement with the Selling Securityholders pursuant to which:

     o we sold and Iroquois Capital purchased 52,632 shares of our common stock;
     o   we sold and Bluegrass purchased 131,579 shares of our common stock;
     o we sold and Capital Ventures purchased 131,579 shares of our common stock; and
     o we sold and Vertical Ventures purchased 78,947 shares of our common stock.

     In addition, at the closing of the March 16, 2004 private placement we issued and delivered the following warrants to purchase shares of our common stock:

  Selling Securityholder           $3.80 Warrant              $5.07 Warrant              $5.53 Warrant
  ----------------------           -------------              -------------              -------------

     Iroquois Capital                  35,088                     21,053                     21,053
         Bluegrass                     87,719                     52,632                     52,632
     Capital Ventures                  87,719                     52,632                     52,632
     Vertical Ventures                 52,632                     31,579                     31,579
              Total . . . .           263,158                    157,896                    157,896

     We received net proceeds at the closing in the amount of $1,480,000, after deducting certain legal fees and expenses reimbursed to Bluegrass. We also paid a finder's fee of $105,000 and issued warrants to purchase 10,000 shares with an exercise price of $5.07 per share and warrants to purchase 10,000 shares with an exercise price of $5.53 per share to Granite Financial as a fee in connection with the transaction.

     The $5.07 and $5.53 Warrants are exercisable for a five-year period commencing September 16, 2004 and the $3.80 Warrant is exercisable commencing March 16, 2004 through the six-month anniversary of the date of this prospectus. Each of the warrants provides for adjustment in the price and number of warrant shares:

     o if we, at any time while the warrants are unexpired and not exercised in full, pay a dividend in shares of our common stock or make a distribution in shares of our common stock to holders of our outstanding common stock;
     o if we, at any time while the warrants are unexpired and not exercised in full, subdivide outstanding shares of our common stock into a greater number of shares;
     o if we, at any time while the warrants are unexpired and not exercised in full, combine outstanding shares of our common stock into a smaller number of shares of common stock; and
     o if we, at any time while the warrants are unexpired and not exercised in full, issue any shares of our capital stock in a reclassification of our common stock.

     In addition, for a period of one year from the initial exercise date, the exercise price of each of the $5.07 and $5.53 Warrants shall be adjusted for any dilutive issuances whereby the exercise price shall be reduced to equal the per share offering price of such dilutive issuance.

     On March 31, 2004, we received approval from the American Stock Exchange for listing of an additional 993,687 shares of our common stock, such shares representing the maximum number of shares of our common stock issuable to the Selling Securityholders.

Right of First Refusal

     Iroquois Capital, Bluegrass, Capital Ventures and Vertical Ventures have been granted a right of first refusal for any or all shares in a proposed sale by us of our securities in a private placement transaction exempt from registration under the Securities Act until twelve months after the date of this prospectus. Such right of first refusal shall be held open for five trading days from the date of the initial notice of the proposed offer to sell the securities.

4.99% Limitation

     Under the terms of our securities purchase agreement with the Selling Securityholders, the number of shares to be obtained upon exercise of warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each respective Selling Securityholder, would result in such Selling Securityholder owning more than 4.99% of our outstanding common stock at any given point of time.

                   MARKET PRICES OF RIVIERA TOOL COMMON STOCK

     Our common stock is listed and traded on the American Stock Exchange. Our common stock commenced trading on the American Stock Exchange on March 7, 1997, through an initial public offering of our common stock. Prior to that date, there was no public market for our common stock. The following table sets forth the high and low closing bid quotations per share on the American Stock Exchange, based upon information supplied by The Wall Street Journal.


                         FISCAL PERIOD               MARKET PRICE
                         -------------             -----------------
                                                   HIGH         LOW
                                                   ----         ---

                 2002:
                 First Quarter                  $ 1.55        $ 1.00
                 Second Quarter                   1.23          0.78
                 Third Quarter                    1.85          1.00
                 Fourth Quarter                   1.82          1.28

                 2003:
                 First Quarter                  $ 1.49        $ 1.04
                 Second Quarter                   2.45          1.01
                 Third Quarter                    3.55          1.75
                 Fourth Quarter                   5.10          2.81

                 2004:
                 First Quarter                  $ 5.10        $ 3.10
                 Second Quarter                   5.70          3.66
                 Third Quarter (through

                 April 30, 2004)                  4.99          3.43

     On April 30, 2004, the last reported sale price of our common stock on the American Stock Exchange was $3.75.

                  USE OF PROCEEDS AND EXPENSES OF THE OFFERING

     We will not receive any of the proceeds from the sale of the shares offered by the Selling Securityholders. We will receive a maximum of approximately $2,779,684 from the exercise of all of the warrants, assuming all of the warrants are exercised for cash and in full, of which there can be no assurance. Any proceeds received by us in connection with the exercise of the warrants will be used for working capital and general corporate purposes. With the exception of any brokerage fees and commission which are the obligation of the Selling Securityholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $100,493, inclusive of our legal and accounting fees, printing costs, "blue sky," filing and other miscellaneous fees and expenses.

                             SELLING SECURITYHOLDERS

     The Selling Securityholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below. When we refer to the "Selling Securityholders" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the Selling Securityholders' interests. In the event that any Selling Securityholder enters into a transaction with a pledgee, donee, assignee, transferee, successor, we will amend or supplement this prospectus to specifically name such individual as a "Selling Securityholder."

     Iroquois Capital has informed us that one of its partners, Joshua Silverman, maintains voting and investment control over our securities held by Iroquois Capital. Mr. Silverman disclaims beneficial ownership of any shares held by Iroquois Capital.

     Bluegrass has informed us that Brian Shatz and Deborah Solomon, its Managing Members, maintains voting and investment control over our securities held by Bluegrass.

     Capital Ventures has informed us that Heights Capital Management, Inc. has investment discretion and voting power with respect to our securities held by Capital Ventures. Martin Kobinger, as Investment Manager for Heights Capital, may also be deemed to have investment discretion and voting power with respect to our securities held by Capital Ventures.

     Vertical Ventures has informed us that one of its partners, Joshua Silverman, maintains voting and investment control over our securities held by Vertical Ventures. Mr. Silverman disclaims beneficial ownership of any shares held by Vertical Ventures.

     Granite Financial has informed us that Daniel J. Schreiber, its President, maintains voting and investment control over our securities held by Granite Financial.

     We have agreed to file a registration statement, of which this prospectus is a part, to register the shares of the Selling Securityholders set forth in the table below in order to permit the Selling Securityholders to sell these shares from time to time as described in "Plan of Distribution" on page 12.

     We cannot determine the actual number of shares of our common stock that we will issue, because of the variables discussed in this prospectus. Shares of our common stock sold to the Selling Securityholders will not be freely tradeable by the Selling Securityholders until they are registered under applicable securities laws or an exemption from such registration is available. However, we are required to register for resale all shares of our common stock issued or issuable to Selling Securityholders in connection with the securities purchase agreement dated March 16, 2004.

     The table below sets forth the name of each Selling Securityholder, the number of shares being registered for sale as of the date of this prospectus and sets forth the number of shares of common stock known by us to be beneficially owned by each of the Selling Securityholders as of May 3, 2004. None of the Selling Securityholders has had a material relationship with us within the past three years other than as a result of the ownership of our shares of common stock or other securities as described in this prospectus. The shares offered by this prospectus may be offered from time to time by the Selling Securityholders. The percent of beneficial ownership for each stockholder is based on 3,774,346 shares of our common stock outstanding as of May 3, 2004. The Selling Securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from registration requirements of the Securities Act of 1933, as amended, some or all of their common stock since the date as of which the information in the table is presented. We are not making any representation that any shares covered by this prospectus will or will not be offered for resale. The

Selling Securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

     Information about the Selling Securityholders may change over time. Any changed information will be set forth in prospectus supplements. From time to time, additional information concerning ownership of our common stock may rest with certain holders thereof not named in the table below and of whom we are unaware.

                                                                                      NUMBER OF SHARES OF
                                     NUMBER OF SHARES OF                                  COMMON STOCK           PERCENT OF COMMON
                                         COMMON STOCK         NUMBER OF SHARES OF    BENEFICIALLY OWNED AFTER    STOCK BENEFICIALLY
       SELLING SECURITYHOLDER       BENEFICIALLY OWNED (1)  COMMON STOCK TO BE SOLD          OFFERING           OWNED AFTER OFFERING
       ----------------------       ----------------------  -----------------------  ------------------------   --------------------

   Iroquois Capital, LP (2)                129,826                   129,826                      -0-                    *
 Bluegrass Growth Fund LP (2)              324,562                   324,562                      -0-                    *
Capital Ventures International (2)         324,562                   324,562                      -0-                    *
  Vertical Ventures, LLC (2)               194,737                   194,737                      -0-                    *
Granite Financial Group, Inc.               20,000                    20,000                      -0-                    *
             (3)

* Less than one percent (1%).

(1) The figures for the number of shares and the percentage of shares beneficially owned by the Selling Securityholders after the offering are based on the assumption that all of the Selling Securityholders will sell all of the shares registered for sale hereby. Because the Selling Securityholders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the Selling Securityholders after completion of the sale of shares hereunder. See "Plan of Distribution" On page 12.

(2) The number of shares being offered in this prospectus represent the maximum number of shares to be issued in connection with the purchase of shares of our common stock on March 16, 2004 and issuable in connection with the exercise of outstanding warrants having exercise prices of $3.80, $5.07 and $5.53 per share, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416 under the Securities Act.

(3) The number of shares being offered in this prospectus represent the maximum number of shares to be issued to Granite Financial in connection with its exercise of outstanding warrants having exercise prices of $5.07 and $5.53 per share, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416 under the Securities Act.

     None of the Selling Securityholders have informed us of their current plans with respect to the disposition of shares of our common stock that they currently own and which are covered by this prospectus.

                    DESCRIPTION OF RIVIERA TOOL COMMON STOCK

     The following summary of our common stock is subject in all respects to applicable Michigan law, our articles of incorporation and our by-laws. See "Where You Can Find More Information" on page 3.

General

     The authorized capital stock of Riviera Tool consisted of 9,798,575 shares of common stock and 7,000 shares of preferred stock, no par value. As of May 3, 2004, 3,774,346 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our shares of common stock, when issued in accordance with the various warrants, will be validly issued and outstanding and will be fully paid and non-assessable.

Transfer Agent and Registrar

     Continental Stock Transfer & Trust, 17 Battery Place, New York, New York 10064 is the transfer agent and registrar of our common stock.

Board of Directors

     Our by-laws provide that the Board of Directors is divided into three classes with each class elected for a three year term. The Board currently consists of five members.

Dividends

     We have never declared or paid any cash dividends on our common stock. We presently intend to retain all future earnings for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Michigan Anti-Takeover Laws

     Under Chapter 7A of the Michigan Business Corporation Act, "business combinations" (defined to include, among other transactions, mergers, consolidations, certain dispositions of assets or shares, and certain recapitalizations) between certain corporations or their domestic subsidiaries and an "interested shareholder" (defined as the direct or indirect beneficial owner of at least 10% of the voting power of a covered corporation's outstanding shares or an affiliate of the corporation which had such 10% ownership within the preceding two years) can only be consummated if approved by at least 90% of the votes of each class of the corporation's shares entitled to vote thereon and by at least two-thirds of such votes not held by the interested shareholder or its affiliates, unless certain price and other conditions imposed by Chapter 7A are satisfied. The board of directors may elect to exempt business combinations with a particular interested shareholder from the requirements of Chapter 7A at any time before the interested shareholder attains that status.

     Under Chapter 7B of the Michigan Business Corporation Act, "control shares" (defined to mean shares, which when added to all other shares of the corporation owned by a person or with respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after the acquisition of the shares, to exercise or direct the exercise of voting power in the election of directors in excess of threshold levels of 20%, 33 1/2% or a majority of all voting power) acquired in a "control share acquisition" (defined to include the acquisition, directly or indirectly, by any person of ownership of or the power to exercise the voting power with respect to, issued and outstanding control shares) have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the corporation. To have such a resolution considered by the shareholders of the corporation, the acquiring person must deliver an "acquiring person statement" to the corporation and the Michigan Department of Commerce, Corporations, Securities and Land Development Bureau. To be approved by the shareholders, the resolution must be approved by a majority of the votes cast by the holders of the common stock and a majority of the votes cast by the holders of shares of each class or series entitled to vote thereon, excluding "interested shares" (defined to include shares held by the acquiring person or member of his group, an officer of the corporation and any director who is also an employee of the corporation). The practical effect of Chapter 7B of the Michigan Business Corporation Act is to require that a person making a tender offer for shares of a corporation condition the offer on shareholder approval of the person's right to vote the shares to be acquired.

     If authorized by a corporation's articles of incorporation or bylaws, control shares acquired in a control share acquisition with respect to which no acquiring person statement has been filed may be redeemed by the corporation at any time more than 60 days after the end of the control share acquisition at "fair value." If authorized by the corporation's articles of incorporation or bylaws, control shares acquired in a control share acquisition which are not accorded full voting rights may be redeemed by the corporation at "fair value." Unless otherwise provided in the corporation's articles of incorporation or bylaws, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired a majority of all voting power of the corporation, the shareholders of the corporation, other than the acquiring person, have dissenters' rights. "Fair value" means a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

     The provisions of Chapter 7B automatically apply to us, although our board of directors or our shareholders may elect to remove us from the application of Chapter 7B. Our board of directors has no plans to elect to remove such application and is not aware of any plans or proposals to do so. Further, none of the provisions discussed above has been included in our Articles of Incorporation or Bylaws.

     The foregoing discussion concerning the provisions of the Michigan Business Corporation Act is qualified in its entirety by reference to such Michigan Business Corporation Act provisions.

Securities and Exchange Commission on Indemnification

     Our by-laws provide for a broad right for indemnification for any person who is or was involved in any manner in any threatened, pending, or completed investigation, claim, action, suit, or proceeding by reason of the fact that the person had agreed to become a director, officer, employee, or agent of our company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Commission this type of indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against liabilities arising under the Securities Act (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the submitted issue.

Voting Rights

     Each share of common stock is entitled to one vote in the election of directors and other matters. Common stockholders are not entitled to preemptive or cumulative voting rights.

                              PLAN OF DISTRIBUTION

     The Selling Securityholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o    settlement of short sales;

         o broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o    any other method permitted pursuant to applicable law.

     The Selling Securityholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Securityholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

     In connection with the sale of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholders has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

     We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Securityholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Securityholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Securityholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

     We will pay all expenses associated with filing and maintaining the effectiveness of this registration statement. With the exception of any brokerage fees and commission which are the obligation of the Selling Securityholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $100,493, inclusive of our legal and accounting fees, printing costs, "blue sky," filing and other miscellaneous fees and expenses.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of our common stock will be passed upon for us by Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from the Riviera Tool Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

                                 993,687 SHARES

                              RIVIERA TOOL COMPANY

                                  COMMON STOCK
                                 (NO PAR VALUE)

                                 _______________

                                   PROSPECTUS
                                 _______________

                                  MAY __, 2004

================================================================================


                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by Riviera Tool Company in connection with the offering described in this Registration Statement are as follows:



                        Registration fee...............   $    493.53
                        Legal fees and expenses........     55,000.00
                        Accounting fees and expenses... 10,000.00 Printing and duplicating
                         expenses......................     15,000.00
                        Miscellaneous expenses.........     20,000.00
                                                          -----------
                        Total..........................   $100,493.53
                                                          ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Indemnification. The Riviera Tool Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the Michigan Business Corporation Act (the "Act") or any other applicable law, no director of Riviera Tool shall be personally liable to Riviera Tool or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Riviera Tool.

     Riviera Tool's articles of incorporation further state that each person who is or was or had agreed to become a director or officer of Riviera Tool, or each such person who is or was serving or who had agreed to serve at the request of Riviera Tool's board of directors as an employee or agent of Riviera Tool or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by Riviera Tool to the full extent permitted by the Act or by any other applicable law.

     Riviera Tool's articles of incorporation further state that Riviera Tool may enter into one or more agreements with any person, which agreements provide for indemnification greater or different than that provided for in the articles of incorporation.

     Section 209(c) of the Act permits a corporation to eliminate or limit a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (1) the amount of financial benefit received by a director to which he or she is not entitled; (2) the intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 551 of the Act, dealing with unlawful distributions; or (4) for an intentional criminal act.

     Section 561 of the Act permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Sections 562 and 564c of the Act provide that in a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses, including attorneys fees and amounts paid in settlement, actually and reasonably incurred by directors and officers in connection with the action or suit, but only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification will be made if such person will have been found liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 563 of the Act provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562, or defense of a claim, issue or matter in the action suit or proceeding, shall be indemnified against actual and reasonable expenses, including attorney's fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit or proceeding brought to enforce this mandatory indemnification.

     (b) Insurance. We carry policies of insurance which cover individual directors and officers for legal liability and which would pay on our behalf for expenses of indemnification of directors and officers in accordance with our articles of incorporation.

ITEM 16. EXHIBITS.

         3.1 Amended and Restated Articles of Incorporation, as amended (Incorporated by reference as Exhibit 3(a) to Amendment No. 1 to Registrant's Registration Statement on Form S-1/A (File No. 333-14187) filed with the Commission on January 8, 1997)
         3.2 By-Laws (Incorporated by reference as Exhibit 3(b) to Amendment No. 1 to Registrant's Registration Statement on Form S-1/A (File No. 333-14187) filed with the Commission on January 8, 1997)
         4.1 Specimen Common Stock Certificate (Incorporated by reference as Exhibit 4(a) to Registrant's Registration Statement on Form S-1 (File No. 333-14187) filed with the Commission on October 15,
                       1996)
         5.1 Opinion of Greenberg Traurig, LLP as to legality of securities being offered**
        10.1           Registration Rights Agreement, dated March 16, 2004*
        10.2           Form of Series A Warrant, dated March 16, 2004*
        10.3           Form of Series B Warrant, dated March 16, 2004*
        10.4            Securities Purchase Agreement, dated March 16, 2004*
        23.1           Consent of Deloitte & Touche LLP**
        23.2           Consent of  Greenberg Traurig, LLP (contained  in
                       Exhibit 5.1)**
        24.1           Powers of Attorney (included on pages II-4 hereof)*

* Previously filed.
**  Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on May 3, 2004.

                                   RIVIERA TOOL COMPANY

                                   By:/s/ Kenneth K. Rieth
                                      -----------------------------------------
                                   Name:  Kenneth K. Rieth
                                   Title:  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                              TITLE                         DATE

    /s/ Kenneth K. Rieth       President and Chief Executive Officer,        May 3, 2004
    ---------------------      Director
    Kenneth K. Rieth

    /s/ Peter C. Canepa        Chief Financial Officer (Principal            May 3, 2004
    ---------------------      Accounting and
    Peter C. Canepa            Financial Officer)


    /s/ Leonard H. Wood        Director                                      May 3, 2004
    ---------------------
    Leonard H. Wood


    /s/ Thomas H. Highley      Director                                      May 3, 2004
    ---------------------
    Thomas H. Highley


    /s/ Jay S. Baron           Director                                      May 3, 2004
    ---------------------
    Jay S. Baron

    /s/ Jim Gillette           Director                                      May 3, 2004
    ---------------------
    Jim Gillette
